SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the
                  Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[x]    Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only [as permitted by
Rule
       14a-6(e)(2)]
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                CREATIVE BEAUTY SUPPLY, INC.
          (name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No Fee required.

[ x ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.
1)Title of each class of securities to which transaction applies:
             Common stock, par value $.001 per share
2)Aggregate number of securities to which transaction applies:
             23,861,000 shares of common stock; stock operations to purchase an aggregate of 2,470,000 common shares
3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        Market price of stock $.50, 2,100,000 options exercisable
at $.50 per common share and 370,000 options exercisable at $1.00 per common share
4)Proposed maximum aggregate value of transaction:
      $13,350,500
    5)  Total fee paid:   $1,080.06

[  ]   Fee paid previously with preliminary materials.

[  ]   Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the
offsetting fee was paid previously.   Identify the previous filing by
registration statement number, or the Form or Schedule and the date of its filing.
    1)   Amount Previously Paid:
    2)   Form, Schedule or Registration Statement No.:
    3)   Filing Party:
    4)   Date Filed:

              THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF
           CREATIVE BEAUTY SUPPLY, INC. (the "Company")

Carmine Catizone is hereby authorized to represent and to vote the shares of the undersigned in the Company at an Annual Meeting (hereinafter referred to as "Annual Meeting") of Stockholders to be held on Friday, February 20, 2004 and at any adjournment as if the undersigned were present and voting at the meeting.

NOTE:  Cumulative voting for directors is not allowed.

1.    Proposed Acquisition of Global Digital Solutions, Inc.
      FOR [  ] AGAINST [  ] ABSTAIN [  ]

2.  Approval of the name change of the Company to Global Digital
Solutions, Inc.
      FOR [  ] AGAINST [  ] ABSTAIN [  ]

3.    Election of Directors
      FOR all nominees (except as written on the line below)  [   ]
          WITHHOLD AUTHORITY TO VOTE
          for all nominees listed below       [  ]

      NOMINEES:   Richard J. Sullivan, Jerome C. Artigliere, Garrett A.
Sullivan and Arthur F. Noterman

(INSTRUCTIONS: To withhold authority to vote for any individual nominees write the nominee's name on the line below.)

      -------------------------------------------------

4. Approval of Rubin, Brown, Gornstein & Co. LLP as Independent Certified Accountants for fiscal year ending March 31, 2004.
      FOR [  ]  AGAINST [   ] ABSTAIN [   ]

5. In their discretion, on any other business that may properly come before the meeting.

The shares represented hereby will be voted. With respect to items 1 - 4 above, the shares will be voted in accordance with the specifications made and where no specifications are given, said proxies will vote for the proposals. This proxy may be exercised by a majority of those proxies or their substitutes who attend the meeting.

Please sign and date and return to Creative Beauty Supply, Inc.

                                    Dated January 29, 2004

                                    ----------------------
                                    Signature

                                    ----------------------
                                    Signature

Joint Owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers, should give full title.

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                           CREATIVE BEAUTY SUPPLY, INC.
                               380 Totowa Road
                               Totowa, NJ 07512
                             Telephone: 973-904-0004

January 29, 2004

To the Stockholders of
Creative Beauty Supply, Inc.

You are cordially invited to attend an Annual Meeting (hereinafter referred to as "Annual Meeting") of Stockholders of Creative Beauty Supply, Inc. (the "Company"), to be held on Friday, February 20, 2004 at 380 Totowa Road, Totowa, New Jersey 07512, at 3:00 P.M., Eastern time, to consider and vote upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

In addition to the election of directors and the approval of independent certified public accountants for the fiscal year ended March 31, 2004, shareholders will be asked to approve the proposed acquisition of Global Digital Solutions, Inc. along with a name change. This acquisition will result in a change of control of the Company with an initial issuance of an additional 23,861,000 Common Shares to owners
of Global Digital Solutions, Inc.   Approval of the proposals would
allow the Company to move forward with its new business plan and would be economically beneficial to the Company.

Since it is important that your shares be represented at the meeting whether or not you plan to attend in person, please indicate on the enclosed proxy your decisions about how you wish to vote and sign, date and return the proxy promptly in the envelope provided. If you find it possible to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

Your vote is important, regardless of the number of shares you own.

Sincerely,


- -------------------------
Carmine Catizone
Chairman of the Board of Directors
Chief Executive Officer





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                               CREATIVE BEAUTY SUPPLY, INC.
                                    NOTICE OF
                                  ANNUAL MEETING
                                  OF STOCKHOLDERS
                                     To Be Held
                                  February 20, 2004


To the Stockholders of
Creative Beauty Supply, Inc.

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Creative Beauty Supply, Inc. (the "Company") will be held on February 20, 2004 at 3:00 o'clock in the afternoon, local time at the for the following purposes; all as more specifically set forth in the attached Proxy Statement.

1. To consider and vote upon the proposal to acquire Global Digital Solutions, Inc.

2.    Approval of the name change of the Company to Global Digital
Solutions, Inc.

3. To consider and vote upon the election of Directors of the Company.

4. Approval of Rubin, Brown, Gornstein & Co. LLP as Independent Certified Accountants for fiscal year ending March 31, 2004.

5. To transact such other business as may properly be brought before this meeting.

Only holders of record of Common Stock of the Corporation as of the close of business on January 15, 2004, are entitled to notice of or to vote at the meeting or any adjournment thereof. The stock transfer books of the Corporation will not be closed.

Stockholders are encouraged to attend the meeting in person. To ensure that your shares will be represented, we urge you to vote, date, sign and mail the Proxy Card in the envelope which is provided, whether or not you expect to be present at the meeting. The prompt return of your Proxy Card will be appreciated. It will also save the Company the expense of a reminder mailing. The giving of such Proxy will not affect your right to revoke such Proxy by appropriate written notice or to vote in person should you later decide to attend the meeting.

By order of the Board of Directors


                                     Carmine Catizone
January 29, 2004                    Chairman of the Board of Directors
                                     Chief Executive Officers


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                              PROXY STATEMENT
                         CREATIVE BEAUTY SUPPLY, INC.

                      ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held February 20, 2004

                              INTRODUCTION


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Creative Beauty Supply, Inc., a New Jersey corporation (the "Company"), to be voted at an Annual Meeting of Stockholders of the Company to be held on Friday, February 20, 2004 at 3:00 P.M., Eastern time, at 380 Totowa Road, Totowa, New Jersey 07512 and at any adjournment thereof (the "Meeting"). The Proxy may be revoked by appropriate written notice at any time before it is exercised. See, "Voting and Solicitation of Proxies".

This Proxy Statement and the accompanying Notice and Form of Proxy are being mailed on or about February 10, 2004 to record holders of the Company's Common Stock as of January 15, 2004, (the "Record Date").

As of Record Date, 3,494,650 shares of Common Stock of the Company were issued and outstanding. Each share of Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting.

The Company was incorporated in New Jersey on March 15, 1996. The Company is authorized to issue One Hundred Million (100,000,000) Common Shares, $.001 par value per Common Shares and Ten Million (10,000,000)
Preferred Shares.   There are currently 3,494,650 Common Shares issued
and outstanding and no Preferred Shares issued and outstanding.

The Company, through its wholly owned subsidiary, Creative Beauty Supply of New Jersey Corporation operates as a cosmetic and beauty supply distributor at both the retail and wholesale levels. The Company's various beauty and cosmetic products are purchased by it from a number of unaffiliated suppliers and manufacturers and thereafter sold on its premises to retail "walk-in" customers or directly to beauty salons.

The board of directors of the Company approved the spin-off of the subsidiary to its shareholders of record as of December 31, 2003 and is currently finalizing the required SEC filings to effectuate the spin-off.


           ACQUISITION OF GLOBAL DIGITAL SOLUTIONS, INC.

The Company is acquiring 100% of Global Digital Solutions, Inc. (the "Acquired Company") in exchange for the initial issuance of 23,861,000 Common Shares of the Company to the owners of the Acquired Company and the granting of warrants to them covering a total of 2,100,000 Common

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Shares of the Company at an exercise price of $.50 per Common Share and
370,000 Series B Warrants at an exercise price of $1.00.   As a result,
the control of the Company will be transferred to the owners of the
Acquired Company.   Global Digital Solution's executive offices are
located at 777 South Flagler Drive, Suite 800, West Tower, West Palm Beach, FL 33401 - Telephone #561-515-6027.

Pursuant to the Agreement and Plan of Reorganization, new management has agreed not to reverse split the common stock for a period of five
years.   The Acquired Company has further agreed to enter into three-
year employment contracts with current employees of Global, William
Delgado, Brent Neville and Richard Watts.   Each employment contract
will provide for reasonable expense reimbursement and medical and life
insurance.   The employment contracts will also contain a
confidentiality clause.   Mr. Delgado's and Mr. Watts' agreements shall
contain a covenant not to compete for a period of one year after
termination of employment.   Annual salaries shall be as follows:
           William Delgado       - $200,000
           Brent Neville         - $125,000
           Richard M. Watts, Jr. - $96,000

There are no federal or state regulatory requirements that must be complied with or approval that must be obtain in connection with the transaction.

The Acquired Company is a holding company designed to target the United
States government contract marketplace.   Global has identified three
key industry segments that will be pursued aggressively through controlled internal growth and niche acquisitions.
      -   Communications
      -   Security
      -   Advanced Parts/Services
The Acquired Company intends to generate approximately 70% of its revenues from government contracts and 30% from the private sector services.

Communications: The Acquired Company's communications unit will be engaged in structured cabling design, installation and maintenance. Based on in-house research, the information technology and telecommunications infrastructure industries are beginning to show
signs of a slow recovery.    Industry estimates suggest only 10% of all
office buildings are adequately wired for modern, high-speed data interchanges. New construction and the retrofitting of existing buildings provide significant growth opportunities. In the government contract sector, the dollar value of work being contracted for under the government's New Connections Contract is $35 billion.

Security: According to Jane's Civil Aerospace website, www.janes.com, the security market segment is projected to reach $138 billion in 2003, with annual growth projected in the 5% to 8% rate in the coming years. The 2003 revenues include growth in the post-9/11, Homeland Security environment. For 2003, the Transportation Security Administration has

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      - FOR THE INFORMATION OF THE SECURITIES EXCHANGE COMMISSION ONLY already secured $1.4 billion in funding and is seeking another $4.4 billion from the administration to fund a range of airport security
projects.   In addition, a total of $4 to $5 billion alone is being
spent for fire, intrusion, access and video/TV monitoring.    Global
will concentrate its efforts with contractors that supply the service applications and infrastructure in this area, as well as manufacturers that produce the systems and the equipment involved.

Advanced Services/Parts: The advanced services/parts unit will concentrate on the aerospace and military specification marketplace. Contractors that provide service maintenance and installation, as well as manufacturers, will be the selected revenue generators in this segment. In-house research indicates this marketplace totals $2.5 billion with approximately $1.1 billion in the Government contract arena. Providing an underpinning to this parts and service sector is the Bush Administration's request to increase the Pentagon's budget to $451 billion by 2007. Weapons and other military supplies could swell from $61 billion currently to $99 billion for the same period. This defense expansion provides enormous potential for prime and sub-contractors to experience sustained profitability. Examples include Lockheed-Martin's $200 billion joint strike fighter (F-35) plus its F-22 Raptor. Also Northrop-Grumman's unmanned UAV Global Hawk and General Atomics Predator.

Recent Acquisition of Pacific ComTel, Inc.

The Acquired Company acquired Pacific ComTel, Inc. on January 8, 2004 PacTel provides structured cabling design, installation and maintenance for leading information technology companies, federal, state and local government, major businesses, educational institutions, and telecommunication companies.

PacTel was acquired by the Acquired Company for the issuance of
6,811,000 restricted common shares.   Additionally, shareholders of
PacTel were issued 370,000 Series B Warrants at the exercise of $1.00 per common share in the Acquired Company in exchange for their Series B Warrants in PacTel.

Employees
As of January 9, 2004, post merger with PacTel, the Acquired Company had 126 full-time employees including its officers and no part time employees. None of its employees is covered by a collective bargaining agreement. The Acquired Company considers its relationship with its employees to be satisfactory.

Property and Facilities
As of January 9, 2004, post merger with PacTel, the following table lists the Acquired Company's offices by location which are leased:

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                      Approximate Total     Expiration Date       Approximate Annual
                        Area Leased           of Lease              Rental
West Palm Beach, FL       150 sq. ft.       4/30/2004                 $26,488
San Marcos, CA          7,500 sq. ft.       11/30/2006                $58,500
Sacramento, CA          2,966 sq. ft.       10/1/2005                 $50,541
Rancho Cucamonga, CA    1,596 sq. ft.      month to month             $24,300
Monterey, CA            3,500 sq. ft.       12/1/2005                 $54,000

                MANAGEMENT OF ACQUIRED COMPANY

The following individuals have served in the capacities with the Acquired Company indicated below and will serve as officers and directors of Creative or in other capacities after the approval and consummation of the acquisition/exchange of shares:

NAME                 AGE                 POSITION
Richard J. Sullivan   64           Chairman of the Board of Directors
Jerome C. Artigliere  49           CEO, President, Chief Operating
                                   Officer, Director
Garrett A. Sullivan   68           Director
Arthur F. Noterman    62           Director

           CERTAIN TRANSACTIONS OF THE ACQUIRED COMPANY

Agreement with Attkisson, Carter and Company, Inc.   The Acquired
Company has entered into an agreement with Attkisson, a brokerage firm,
to provide investment banking services.   Brett Thackston, a
shareholder of the Acquired Company is an officer of the brokerage firm.

Prior to its acquisition by the Acquired Company, PacTel was a wholly
owned subsidiary of Jetcom, Inc.   Jetcom's president provided
management services for PacTel.   Jetcom charged PacTel $4,375 for
these services for the three months ended September 30, 2003.
Additionally, Jetcom advanced funds to PacTel from time to time.   The
balance due to Jetcom at June 30, 2003 and September 30, 2003 amounted
to $350,614 and $293,538, respectively.   These advances are non-
interest bearing, and are due on demand.   Jetcom is not under any
obligation to advance any further funds to PacTel.   In August 2003,
Jetcom contributed $500,000 to PacTel as additional paid in capital.

   ACQUIRED COMPANY'S MANAGEMENT'S DISCUSSION AND ANALYSIS
                 OF FINANCIAL CONDITION

The Acquired Company was incorporated in October 2003.   All activities
prior to October 2003 were made by PacTel which was subsequently merged into the Acquired Company on January 9, 2004.

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Trends and Uncertainties.   Demand for the Acquired Company's products and
services will be dependent on, among other things, general economic conditions, which are cyclical in nature. Inasmuch as a major portion of the Acquired Company's activities will be the receipt of revenues from government contracts and installation of broadband network cabling and equipment, Acquired Company's business operations may be adversely affected by the Acquired Company's competitors, prolonged recessionary periods, as well as the flow of the government's budgetary process.

Capital and Source of Liquidity.   The Acquired Company requires
additional capital in order to meet its ongoing corporate obligations and in order to continue and expand its current and strategic business plans.

For the three months ended September 30, 2003, the Acquired Company purchased equipment and leasehold improvements of $203 resulting in net cash used in investing activities.

For the three months ended September 30, 2002, the Acquired Company did not pursue any investing activities.

For the year ended June 30, 2003, the Acquired Company acquired cash in the acquisition of Pacific Comtel Monterey, Inc. of $1,000 and purchased
equipment and leasehold improvements for $41,834.   As a result, the
Acquired Company had net cash used in investing activities of $40,834 for the year ended June 30, 2003. The year ended June 30, 2003 includes combined predecessor and successor company results as presented in the accompanying June 30, 2003 financial statements.

For the three months ended September 30, 2003, the Acquired Company had a decrease in bank overdraft of $4,117, made payments on the line of credit of $229,527 and made payments on long-term debt and capital lease
obligations of $7,426.   Additionally, the Acquired Company paid back
advances from Jetcom, Inc. of $57,076 and received capital contributions
by Jetcom, Inc. of $500,000.   As a result, the Acquired Company had net
cash provided by financing activities of $201,854 for the three months ended September 30, 2003

For the three months ended September 30, 2002, the Acquired Company had a decrease in bank overdraft of $225,538, made payments on a line of credit of $55,268 and made payments on long-term debt and capital lease
obligations of $20,688.   As a result, the Acquired Company had net cash
used in financing activities of $301,494 for the three months ended September 30, 2002.

For the year ended June 30, 2003, the Acquired Company had a decrease in bank overdraft of $221,421, made repayments on the line of credit of $105,268 and made payments of $65,360 on long-term debt and capital lease
obligations.   Additionally, the Acquired Company received advances from
Jetcom, Inc. of $65,042 and received a capital contribution by Jetcom of
$122,000.    As a result, the Acquired Company had net cash used in
financing activities of $205,007 for the year ended June 30, 2003.

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On a long-term basis, liquidity is dependent on establishment of operations and receipt of revenues, additional infusions of capital and
debt financing.   Although the Acquired Company has raised $518,817 in a
recent private placement, the Acquired Company believes that additional capital and debt financing in the short term will be need to allow the

Acquired to pursue its business plan and acquisitions. However, there can be no assurance that the Acquired Company will be able to obtain additional equity or debt financing in the future, if at all. There are no revenues from current operations to cover existing expenses.

Results of Operation.   For the three months ended September 30, 2003,
the Acquired Company had revenues of $2,678,043 and cost of sales of
$3,149,001 resulting in gross loss of $470,958.   Net loss for the
three months ended September 30, 2003 was $1,279,168.   General and
administrative expenses were $725,819 for the three months ended
September 30, 2003.   These expenses consisted primarily of:
   Accounting & auditing       $123,508
   Bank & finance charges       $17,247
   Building leases              $66,681
   Auto lease                    $2,105
   Consulting Services           $6,724
   Computer/Hardware, Software   $9,063
   Depreciation & Amortization  $29,790
   Equipment leases             $10,355
   Insurance                    $39,224
   Legal Expense                $51,070
   Payroll expense             $172,652
   Telephone expense            $12,445
   Temporary and Outside Labor   $6,935
   Travel and lodging            $6,374
   Miscellaneous                $25,857

For the three months ended September 30, 2002, the Acquired Company had revenues of $2,779,189 and cost of sales of $2,126,668 resulting in gross
profit of $652,521.   Net income for the three months ended September 30,
2002 was $105,511.   General and administrative expenses were $510,514 for
the three months ended September 30, 2003.   These expenses consisted
primarily of:
   Accounting and Auditing         $7,450
   Building leases                $48,174
   Auto lease                      $9,881
   Depreciation and Amortization  $31,800
   Equipment Leases               $12,266
   Insurance                      $46,317
   Internet Access                $12,005
   Payroll expense               $197,620
   Telephone expense              $14,728
   Travel and lodging             $12,534
   Utilities                       $7,200
   Miscellaneous                  $19,246


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Three months ended September 30, 2002 compared to three months ended September 30, 2003.

Gross Margin decreased from 23.48% for the three months ended September 30, 2002 to a negative 23.40% for the three months ended September 30,
2003.   The main factors effecting the negative change in gross margin from 2002 to 2003 were are follows:
   -   the job mix changed.   In 2002, labor costs were higher with low
material costs.   In 2003, we experienced a high material requirement.
   -   September 2003 sales dropped dramatically and were not even
consistent from month to month in the 2003 quarter.   Operations
management decided that cuts would not be made to the indirect labor to align with drop in sales
   - Jobs were bid at lower margins to win jobs with the anticipation that PacTel's quality would enable high margin "sell" in the future

Accounting and auditing increased substantially from $7,450 for the three months ended September 30, 2002 to $123,508 for the three months ended September 30, 2003 due to audit costs related to the acquisition of PacTel and merger into Creative.

Legal fees for the three months ended September 30, 2003 increased by $51,070 due to a dispute with Coamerica.

After the 2002 fiscal year end loss of $1.5 million, PacTel's major stockholder stepped in and with high level managers instituted an across the board 10% salary cut. Employees' were urged to take time off without pay or use their vacation. All areas of operations were scrutinized and cuts made from eliminating janitorial services to cell phones.

For the year ended June 30, 2003, the Acquired Company had revenues of $15,444,131 and cost of sales of $12,844,705 resulting in gross profit
of $2,599,426.   Net loss for the year ended June 30, 2003 was
$508,696.   General and administrative expenses were $2,917,750 for the
year ended June 30, 2003.   These expenses consisted primarily of:
   Advertising and Promotion    $24,754
   Auto Expense                 $47,350
   Bad Debt                     $11,907
   Bank & finance charges       $99,659
   Building leases             $174,516
   Auto lease                   $16,514
   Consulting Services          $50,834
   Cellular & pagers            $10,155
   Depreciation & Amortization $129,930
   Equipment leases             $16,346
   Insurance                   $143,740
   Legal Expense                $57,134
   Licenses & Property Tax      $19,552
   Office supplies              $14,339
   Payroll expense             $954,021

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   Payroll service              $17,524
   Telephone expense            $58,230
   Travel and lodging           $59,805
   Utilities                    $25,178
   Miscellaneous                $64,263

For the year ended June 30, 2002, the Acquired Company had revenues of $12,033,878 with cost of sales of $10,291,828 resulting in gross profit
of approximately $1,742,050.   Net loss for the year ended June 30,
2002 was $1,532,251.   General and administrative expenses were
$3,395,095 for the year ended June 30, 2002.   These expenses consisted
primarily of:
   Advertising and Promotion    $22,487
   Auto Expense                 $53,452
   Bad Debt                    $219,214

   Bank & finance charges       $32,898
   Building leases             $209,536
   Auto lease                   $32,898
   Consulting Services          $86,073
   Cellular & pagers            $17,800
   Computer/Hardware, Software  $10,616
   Contributions                $28,381
   Depreciation & Amortization $207,520
   Dues & Subscriptions         $12,693
   Education and Training       $12,798
   Insurance                   $115,755
   Internet Access              $12,005
   Legal Expense                $56,963
   Licenses & Property Tax      $11,130
   Office expense               $15,255
   Office supplies              $30,393
   Payroll expense           $1,453,441
   Payroll service              $17,517
   Postage                      $11,214
   Telephone expense            $60,091
   Temporary and Outside Labor  $28,202
   Travel and lodging           $58,594
   Utilities                    $29,358
   Miscellaneous                $63,358

Year Ended June 30, 2003 compared to year ended June 30, 2002
After the 2002 fiscal year end loss of $1.5 million, PacTel's major stockholder stepped in and with high level managers instituted an across the board 10% salary cut. Employees' were urged to take time off without pay or use their vacation. All areas of operations were scrutinized and cuts made from eliminating janitorial services to cell phones.

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Management changes made throughout the calendar year of 2003 have resulted in projected profitable operations for the quarter ended
December 31, 2003.   Management expects this trend to continue in the
first calendar quarter of 2004.

    MARKET PRICE OF AND DIVIDENDS ON THE ACQUIRED COMPANY'S
     COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

There is no public trading market for the Acquired Company's common equity.

The Acquired Company has a total of 2,470,000 common shares that are subject to outstanding warrants to purchase common equity of the Acquired Company.

There are currently 50 holders of record for the common equity of the Acquired Company.

             Financials of the Acquired Company

Index to Financials

Global Digital Solutions Financial Statements for the period ended November 7, 2003
     Independent Auditors' Reports
     Balance Sheet
     Statement of Operations
     Statement of Stockholders' Equity
     Statements of Cash Flows
     Notes to Financial Statements

Pacific Comtel, Inc. and Subsidiary Condensed Consolidated
   Financial Statements Unaudited for the three months ended September 30, 2003 and 2002
     Condensed Consolidated Balance Sheets (Unaudited)
     Condensed Consolidated Statements Of Operations (Unaudited)
     Consolidated Statement Of Stockholders' Equity (Unaudited)
     Condensed Consolidated Statements Of Cash Flows (Unaudited)
     Notes To Consolidated Financial Statements

Pacific Comtel, Inc. and Subsidiary Consolidated Financial
   Statements for the year ended June 30, 2003
     Independent Auditors' Reports
     Consolidated Balance Sheets
     Consolidated Statements Of Operations
     Consolidated Statement Of Stockholders' Equity
     Consolidated Statements Of Cash Flows
     Notes To Consolidated Financial Statements

Creative Beauty Supply, Inc. Unaudited Pro Form Condensed Combined Financial Statements

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Independent Auditors' Report


Board of Directors
Global Digital Solutions, Inc.

We have audited the accompanying balance sheet of Global Digital Solutions, Inc. (a development stage enterprise) as of November 7, 2003 and the related statements of stockholders' equity and cash flows for the period beginning October 28, 2003 (date of inception) and ended November 7, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Digital Solutions, Inc. as of November 7, 2003 and its cash flows for the period beginning October 28, 2003 and ended November 7, 2003, in conformity with accounting principles generally accepted in the United States of America.


/s/Rubin, Brown, Gornstein and Co. LLP
Saint Louis, Missouri
November 7, 2003




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                     GLOBAL DIGITAL SOLUTIONS, INC.
                    (A DEVELOPMENT STAGE ENTERPRISE)
                             BALANCE SHEET
                            NOVEMBER 7, 2003

                                 Assets
Current Assets
  Cash                                                     $      164
                                                           ----------
                                                           $      164
                                                           ==========


                  Liabilities And Stockholders' Equity

Liabilities                                                $        -
                                                           ----------

Stockholders' Equity
  Common Stock (Authorized 100,000,000 shares, $0.00001
    par value; Issued and outstanding 16,400,000 shares)          164
  Retained earnings                                                 -
                                                           ----------
    Total Stockholders' Equity                                    164
                                                           ----------
                                                           $      164
                                                           ==========





See the accompanying notes to financial statements.



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                     GLOBAL DIGITAL SOLUTIONS, INC.
                    (A DEVELOPMENT STAGE ENTERPRISE)
                    STATEMENT OF STOCKHOLDERS' EQUITY
  For The Period Beginning October 28, 2003 and Ended November 7, 2003


                                                             Total
                                   Common      Retained   Stockholders'
                                   Stock       Earnings      Equity
                                 ----------   ----------   ----------

Balance - October 28, 2003       $        -   $        -   $        -

Issuance of Stock                       164            -          164
                                 ----------   ----------   ----------
Balance - November 7, 2003       $      164   $        -   $      164
                                 ==========   ==========   ==========





See the accompanying notes to financial statements.




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                     GLOBAL DIGITAL SOLUTIONS, INC.
                    (A DEVELOPMENT STAGE ENTERPRISE)
                       STATEMENT OF CASH FLOWS
  For The Period Beginning October 28, 2003 and Ended November 7, 2003


Cash Flows From Operating Activities
  Net Income                                               $        -
                                                           ----------
Net Cash Provided By Operating Activities                           -
                                                           ----------

Cash Flows From Financing Activities
  Issuance of Common Stock                                        164
                                                           ----------
Net Cash Provided by Financing Activities                         164
                                                           ----------
Net Increase In Cash                                              164

Cash - Beginning of Period                                          -
                                                           ----------
Cash - End of Period                                       $      164
                                                           ==========





See the accompanying notes to financial statements.


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                     GLOBAL DIGITAL SOLUTIONS, INC.
                    (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO FINANCIAL STATEMENTS
                            November 7,2003

1.  Operations

Global Digital Solutions, Inc. (Global), a Delaware corporation, was incorporated on October 28, 2003. Global was formed as a holding company to acquire companies operating in the United States government contracting marketplace.

As of November 7, 2003 Global had made no acquisitions and had no operating revenue or expenses.


2.  Related Party Transactions

Global has entered into an agreement with a brokerage firm to provide
investment banking services.   A shareholder of Global is an officer of
the brokerage firm.

3.  Common Stock Warrants

On November 6, 2003, the Company issued 2,100,000 warrants to employees and consultants to purchase shares of common stock at a strike price of $0.50 per share. These warrants are exercisable through December 31, 2008. The Company used the Black-Scholes method to determine the fair value of these warrants. This resulted in no value being assigned to these warrants.










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                    PACIFIC COMTEL, INC. AND SUBSIDIARY
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                               (Unaudited)

                                   Assets
                                            September 30,   June 30,
                                                 2003         2003
                                              ----------   ----------
Current Assets
  Cash                                        $  244,984   $        -
  Contract and accounts receivable, net of
   allowance of $110,000                       3,480,563    3,476,732
  Inventory                                      220,228      207,597
  Costs and estimated earnings in excess of
   billings on uncompleted contracts             588,391    1,411,121
  Prepaid expenses and other current assets      135,840      122,252
                                              ----------   ----------
     Total Current Assets                      4,670,006    5,217,702

Equipment And Leasehold Improvements             335,550      365,137

Goodwill                                         213,943      213,943

Other Assets                                      30,066       29,076
                                              ----------   ----------
                                              $5,249,565   $5,825,858
                                              ==========   ==========

           Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
  Cash overdraft - per books                  $        -   $    4,117
  Line of credit                               1,317,684    1,547,211
  Current portion of notes payable               150,000      150,000
  Current obligations under capital leases        26,853       26,853
  Accounts payable                             2,930,490    2,636,548
  Accrued expenses                               312,148      551,362
  Billings in excess of costs and estimated
   earning on uncompleted contracts              607,451      161,158
  Due to Jetcom, Inc.                            293,538      350,614
                                              ----------   ----------
     Total Current Liabilities                 5,638,164    5,427,863

Notes Payable                                    266,879      266,879
                                              ----------   ----------
Obligation Under Capital Leases                   25,380       32,806
                                              ----------   ----------
Stockholders' Equity (Deficit)
  Common Stock: Authorized 1,000,000 shares;
   no par value; issued and outstanding
   100 shares                                    585,391      585,391

  Paid in Capital                                622,000      122,000
  Retained earnings (deficit)                 (1,888,249)    (609,081)
                                              ----------   ----------
     Total Stockholders' Equity (Deficit)       (680,858)      98,310
                                              ----------   ----------
                                              $5,249,565   $5,825,858
                                              ==========   ==========




See the accompanying notes to condensed consolidated financial statements.


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                    PACIFIC COMTEL, INC. AND SUBSIDIARY
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                               (Unaudited)


                                         Successor         Predecessor
                                          Company            Company
                                       For the Three      For the Three
                                        Months Ended       Months Ended
                                       September 30,      September 30,
                                            2003               2002
                                         ----------         ----------

Revenues                                 $2,678,043         $2,779,189

Cost Of Sales                             3,149,001          2,126,668
                                         ----------         ----------

Gross Profit (Loss)                        (470,958)           652,521

General And Administrative Expenses         725,819            510,514

Interest Expense                             82,391             36,496
                                         ----------         ----------

Income (Loss) From Operations            (1,279,168)           105,511

Credit For Income Taxes                           -                  -

                                         ----------         ----------

Net Income (Loss)                       $(1,279,168)        $  105,511
                                         ==========         ==========





See the accompanying notes to condensed consolidated financial statements.

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                     PACIFIC COMTEL, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS'EQUITY
                               (Unaudited)

                                                  Additional    Retained      Total
                              Common Stock         Paid-In      Earnings   Stockholders'
                          Shares        Amount     Capital      (Deficit)     Equity
                        ----------   ----------   ----------   ----------   ----------
Balance - June 30, 2003        100   $  585,391   $  122,000   $ (609,081)  $   98,310

Capital Contribution
 From Jetcom, Inc.               -            -      500,000            -      500,000

Net Loss                         -            -            -   (1,279,168)  (1,279,168)
                        ----------   ----------   ----------   ----------   ----------

Balance - September 30, 2003   100   $  585,391   $  622,000  $(1,888,249)  $ (680,858)
                        ==========   ==========   ==========   ==========   ==========




See the accompanying notes to condensed consolidated financial statements.

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                     PACIFIC COMTEL, INC. AND SUBSIDIARY
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                                (Unaudited)

                                                 Successor         Predecessor
                                                  Company            Company
                                               For the Three      For the Three
                                                Months Ended       Months Ended
                                               September 30,      September 30,
                                                    2003               2002
                                                 ----------         ----------
Cash Flows From Operating Activities
  Net Income (loss)                             $(1,279,168)        $  105,511
  Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
    Depreciation and amortization                    29,790             30,880
    Change in assets and liabilities:
      Contracts and accounts receivable              (3,831)           602,307
      Inventory                                     (12,631)            24,572
      Costs and estimated earnings in
       excess of billings on uncompleted
       contracts                                    822,730            143,148
      Prepaid expenses and other current
        assets                                      (13,588)           117,756
      Deposits                                         (990)               651
      Accounts payable and accrued expenses          54,728           (527,735)
      Billings in excess of costs and estimated
       earnings on uncompleted contracts            446,293            (58,817)
                                                 ----------         ----------
Net Cash Provided By Operating Activities            43,333            438,273
                                                 ----------         ----------
Cash Flows From Investing Activities
  Purchase of equipment and leasehold
  improvements                                         (203)                 -
                                                 ----------         ----------
Net Cash Used in Investing Activities                  (203)                 -
                                                 ----------         ----------
Cash Flow From Financing Activities
  Decrease in bank overdraft                         (4,117)          (225,538)
  Repayment on line of credit                      (229,527)           (55,268)
  Payments on long-term debt and capital lease
   obligations                                       (7,426)           (20,688)
  Advances from Jetcom, Inc.                        (57,076)                 -
  Capital contribution by Jetcom, Inc.              500,000                  -
                                                 ----------         ----------
Net Cash Provided by (Used In) Financing
Activities                                          201,854           (301,494)
                                                 ----------         ----------




Change in Cash                                      244,984            136,779
Cash - Beginning of Period                                -                  -
                                                 ----------         ----------
Cash - End of Period                             $  244,984         $  136,779
                                                 ==========         ==========





See the accompanying notes to condensed consolidated financial statements.


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                     PACIFIC COMTEL, INC. AND SUBSIDIARY
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               (Unaudited)


1.  Organization And Summary Of Significant Accounting Policies

Basis Of Presentation
The accompanying unaudited condensed consolidated financial statements of Pacific Comtel, Inc. as of September 30, 2003 and for the three months ended September 30, 2003 and 2002 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The June 30, 2003 financial information included herein has been extracted from Pacific Comtel, Inc.'s audited financial statements. In the opinion of Pacific Comtel, Inc.'s management, all adjustments (consisting of only normal recurring adjustments) considered necessary to present fairly the condensed consolidated financial statements have been made.

The condensed consolidated statements of operations for the three months ended September 30, 2003 are not necessarily indicative of the results that may be expected for the entire year. These statements should be read in conjunction with the Company's audited June 30, 2003 consolidated financial statements.

Pacific Comtel, Inc. (the "Company"), (formerly Intersect Solutions, Inc.) was organized in 1995 to purchase the assets of an existing installation contractor of communications systems, cable and wiring for commercial and industrial buildings. This business, through October 31, 2002, is presented in these condensed consolidated financial statements as that of the "Predecessor Company". On November 1, 2002, Pacific Comtel, Inc. purchased 100% of the common stock of a business engaged in cable and wiring services, as well as computer network and telephone integration sales and service. This subsidiary is named Pacific Comtel Monterey, Inc.

On November 1, 2002, Jetcom, Inc. purchased 100% of the common stock of Pacific Comtel, Inc. Pacific Comtel, Inc. applied the "push down" accounting rules to this transaction, and, as such, a new basis of accounting was created on that date. Operations of Pacific Comtel, Inc. subsequent to October 31, 2002 are presented in these condensed consolidated financial statements as those of the "Successor Company".

Principles Of Consolidation
The condensed consolidated financial statements include Pacific Comtel, Inc. and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated upon consolidation.


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Estimates And Assumptions
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  Business Acquisitions

On November 1, 2002, Jetcom, Inc. purchased 100% of the common stock of Pacific Comtel, Inc. Jetcom, Inc. is a holding company formed for the purpose of acquiring information technology and telecommunications service companies. Jetcom, Inc. had no substantive operations prior to the purchase of Pacific Comtel, Inc. The purchase price amounted to $1,002,270. The purchase price is comprised of notes payable to selling shareholders totaling $416,879, Jetcom, Inc. Series A Preferred Stock with a value of $313,000 and direct acquisition costs of $272,391. The value of the preferred stock was determined based on that stock's stated liquidation preference.

Because the acquisition resulted in a 100% change in control of Pacific Comtel, Inc., the Company applied the "push down" accounting rules. This resulted in a new accounting basis for the assets and liabilities of Pacific Comtel, Inc. The Company's financial position and results of operations prior to this acquisition are presented in these consolidated financial statements as those of the "Predecessor Company". The Company's financial position and results of operations subsequent to the acquisition are presented in these condensed consolidated financial statements as those of the "Successor Company".

The notes payable to the selling shareholders are to be funded from the operations of Pacific Comtel, Inc. Additionally, shares of Pacific Comtel, Inc. are pledged as collateral on the notes payable. As such, this liability has been reflected on the balance sheet of Pacific Comtel, Inc. as a push down accounting adjustment. Additionally, interest expense on these notes of $8,402 has been reflected in the financial statements of the Company for the three months ended September 30, 2003. In January 2004, these note agreements were amended, whereby Pacific Comtel, Inc. assumed these notes payable, and received an extension of the first payment date to June 30, 2004.

The following table summarizes the fair value of the assets acquired and liabilities assumed at the date of acquisition:


     Cash                                                  $  238,360
     Contract receivables                                   2,494,045
     Inventory                                                207,831

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     Net costs and estimated earnings in excess of
       billings on uncompleted contracts                      114,404
     Other current assets                                     500,000
     Equipment and leasehold improvements                     430,524
     Other assets                                              19,766
                                                           ----------
          Total assets acquired                             4,004,930

     Accounts payable and accrued expense assumed           1,498,676
     Line of credit and capital lease obligations           1,717,927
                                                           ----------
          Net assets acquired                              $  788,327
                                                           ==========

The excess of purchase price over net assets acquired of $213,943 has been allocated to goodwill.

On November 1, 2002, Pacific Comtel, Inc. purchased 100% of the common stock of ADS Monterey, and renamed it Pacific Comtel Monterey, Inc. Pacific Comtel Monterey, Inc. is engaged in the business of cable and wiring services, as well as computer network and telephone integration sales and service, and was purchased to expand the Company's capabilities and geographic presence. The purchase price amounted to $205,572, consisting of a cash payment of $175,000 and direct acquisition costs of $30,572. Jetcom, Inc paid the entire purchase price and direct acquisition costs, on behalf of the Company. The results of operations of Pacific Comtel Monterey, Inc. are included in the consolidated financial statements from the date of acquisition.

The following table summarizes the fair value of the assets acquired and liabilities assumed at the date of acquisition:


     Accounts receivable                                   $  177,369
     Inventory                                                 79,617
     Other current assets                                       1,865
                                                           ----------
          Total assets acquired                               258,851

     Accounts payable and accrued expense assumed              53,279
                                                           ----------
          Net assets acquired                              $  205,572
                                                           ==========


3.  Line Of Credit, Bank

The Company maintains a revolving credit arrangement with a bank, which provides for borrowings up to 80% of eligible contract receivables, not to exceed $2,000,000. The line of credit initially required interest payments at the bank prime rate. The balance was payable in full on

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January 31, 2003. The credit agreement contains standard terms and covenants. The Company has been in violation of certain of these covenants since June 30, 2002. The credit agreement was amended in September 2002 to raise the interest rate to the prime rate plus 3.5%, and amended again in November 2002 to raise the interest rate to the prime rate plus 4.5%. In August 2002, the bank capped the Company's line of credit balance at $1,597,211. In November 2002, the bank began charging interest at the default rate of the prime rate plus 9.5%. The balance outstanding at September 30, 2003 and June 30, 2003 was $1,317,684 and $1,547,211, respectively. See Note 5.

4.  Related Party Transactions

The Company is a wholly owned subsidiary of Jetcom, Inc. Jetcom's president provides management services for the Company. Jetcom charged the Company $4,375 for these services for the three months ended September 30, 2003. Additionally, Jetcom advances funds to the Company from time to time. The balance due to Jetcom at June 30, 2003 and September 30, 2003 amounted to $350,614 and $293,538, respectively. These advances are non-interest bearing, and are due on demand. Jetcom is not under any obligation to advance any further funds to the Company. In August 2003, Jetcom contributed $500,000 to the Company as additional paid in capital.

5.  Subsequent Events

On October 9, 2003, the Company entered into an accounts receivable factoring agreement with a finance company. Under this agreement, the Company will sell, with recourse, 81.5% of its eligible accounts receivable balances, up to $2,500,000. Interest is charged at an annual rate of 18%. The agreement is effective for one year, and is secured by a pledge of all of the Company's assets, and guarantees by Jetcom, Inc. and its principal stockholder. The Company intends to use this source of financing to pay off its previous revolving credit agreement and to provide working capital needs.

On January 8, 2004, the Company was sold to an unrelated third party.



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Independent Auditors' Report



Board of Directors
Pacific Comtel, Inc.


We have audited the accompanying consolidated balance sheet of Pacific Comtel, Inc. and subsidiary, the "Successor Company" as described in the Basis of Presentation note to the financial statements, as of June 30, 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the period November 1, 2002 to June 30, 2003. These consolidated financial statements are the responsibility of Pacific Comtel, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pacific Comtel, Inc. and subsidiary as of June 30, 2003 and the results of their operations and their cash flows for the period from November 1, 2002 to June 30, 2003, in conformity with accounting principles generally accepted in the United States of America.


/s/Rubin, Brown, Gornstein and Co. LLP
Saint Louis, Missouri
October 3, 2003, (Except for Note 13, which is dated January 8, 2004)




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Independent Auditors' Report



Board of Directors
Pacific Comtel, Inc.


We have audited the accompanying balance sheet of Pacific Comtel, Inc., the "Predecessor Company" as described in the Basis of Presentation note to the financial statements, as of June 30, 2002, and the related statements of operations, stockholders' equity and cash flows for the year ended June 30, 2002,and the period from July 1, 2002 to October 31, 2002. These financial statements are the responsibility of Pacific Comtel, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Comtel, Inc. as of June 30, 2002 and the results of their operations and their cash flows for the year ended June 30, 2002, and the period from July 1, 2002 to October 31, 2002, in conformity with accounting principles generally accepted in the United States of America.


/s/Rubin, Brown, Gornstein and Co. LLP
St Louis, Missouri
October 3, 2003




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                    PACIFIC COMTEL, INC. AND SUBSIDIARY
                        CONSOLIDATED BALANCE SHEETS

                                   Assets
                                                        Successor   Predecessor
                                                         Company      Company
                                                                      June 30,
                                                         June 30,       2002
                                                           2003      (Restated)
                                                        ----------   ----------
Current Assets
  Contract and accounts receivable                      $3,476,732   $2,937,477
  Inventory                                                207,597      248,586
  Costs and estimated earnings in excess of billings
   on uncompleted contracts                              1,411,121      331,586
  Income tax refund receivable                                   -      440,482
  Prepaid expenses and other current assets                122,252      143,815
                                                        ----------   ----------
     Total Current Assets                                5,217,702    4,101,946

Equipment And Leasehold Improvements                       365,137      446,983

Goodwill                                                   213,943      111,736

Other Assets                                                29,076       20,717
                                                        ----------   ----------
                                                        $5,825,858   $4,681,382
                                                        ==========   ==========


           Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
  Cash overdraft - per books                            $    4,117      225,538
  Line of credit                                         1,547,211    1,652,479
  Current portion of notes payable                         150,000            -
  Current obligations under capital leases                  26,853       57,719
  Accounts payable                                       2,636,548    1,179,207
  Accrued expenses                                         551,362      652,949
  Billings in excess of costs and estimated earning
   on uncompleted contracts                                161,158      189,503
  Due to Jetcom, Inc.                                      350,614            -
                                                        ----------   ----------
     Total Current Liabilities                           5,427,863    3,957,395

Notes Payable                                              266,879      748,573
                                                        ----------   ----------
Obligation Under Capital Leases                             32,806       61,050
                                                        ----------   ----------


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                    PACIFIC COMTEL, INC. AND SUBSIDIARY
                  CONSOLIDATED BALANCE SHEETS (Continued)


Stockholders' Equity (Deficit)
  Common Stock: Authorized 1,000,000 shares; no par value;
   issued and outstanding 100 shares in 2003.  Authorized
   135,000,000 shares; no par value; issued  and
   outstanding 27,000,000 shares in 2002.                  585,391       71,867
  Series A preferred stock: Authorized 100,000 shares of
   $10 par value; non-voting; issued and outstanding
   7,500 shares in 2002                                          -       75,000
  Series B preferred stock: Authorized 24,000,000
   shares; no par value; non-voting; issued and
   outstanding 13,254,739 shares in 2002                         -      600,042
  Paid in capital                                          122,000            -
  Retained earnings (deficit)                             (609,081)    (832,545)
                                                        ----------   ----------
     Total Stockholders' Equity (Deficit)                   98,310       85,636
                                                        ----------   ----------
                                                        $5,825,858   $4,681,382
                                                        ==========   ==========





See the accompanying notes to consolidated financial statements.



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                    PACIFIC COMTEL, INC. AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF OPERATIONS

                                       Successor
                                        Company           Predecessor Company
                                         For the      For the Four   For The Year
                                      Eight Months    Months Ended  Ended June 30,
                                     Ended June 30,   October 31,       2002
                                          2003           2002        (Restated)
                                      ------------   ------------   ------------
Revenues                              $ 11,469,420   $  3,974,711   $ 12,033,878

Cost Of Sales                            9,723,977      3,120,728     10,291,828
                                      ------------   ------------   ------------

Gross Profit                             1,745,443        853,983      1,742,050

General And Administrative Expenses      2,206,036        711,714      3,395,095

Interest Expense                           148,488         42,884        191,888
                                      ------------   ------------   ------------

Income (Loss) From Operations           (  609,081)        99,385     (1,844,933)

Credit For Income Taxes                          -              -       (312,682)

                                      ------------   ------------   ------------

Net Income (Loss)                     $ (  609,081)  $     99,385   $ (1,532,251)
                                      ============   ============   ============




See the accompanying notes to consolidated financial statements.


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                    PACIFIC COMTEL, INC. AND SUBSIDIARY
              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 Page 1 of 3

             Predecessor Company Statement of Stockholders' Equity

                                         Series A                  Series B
                                      Preferred Stock           Preferred Stock
                                    Shares       Amount       Shares       Amount
                                  ----------   ----------   ----------   ----------
Balance-July 1, 2001-As Originally
  Reported                             7,500   $   75,000            -   $        -

Prior Period Adjustment (Note 2)           -            -            -            -
                                  ----------   ----------   ----------   ----------
Balance-July 1, 2001-As Restated       7,500   $   75,000            -            -

Net Loss - As Restated (Note 2)            -            -            -            -

Issuance of Series B Preferred
  Stock                                    -            -   13,254,739   $  600,042
                                  ----------   ----------   ----------   ----------
Balance-June 30, 2002-As Restated      7,500   $   75,000   13,254,739   $  600,042

Net Income For The Four Months
  Ended October 31, 2002                   -            -            -            -

Conversion of Series A Preferred
  Stock To Common Stock               (7,500)     (75,000)           -            -

Conversion of Series B Preferred
  Stock To Common Stock                    -            -  (13,254,739)    (600,042)

Issuance of Common Stock To Pay
  Long Term Debt                           -            -            -            -
                                  ----------   ----------   ----------   ----------
Balance - October 31, 2002                 -            -            -            -
                                  ==========   ==========   ==========   ==========


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                    PACIFIC COMTEL, INC. AND SUBSIDIARY
              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 Page 2 of 3

             Predecessor Company Statement of Stockholders' Equity

                                                             Retained      Total
                                       Common Stock          Earnings   Stockholders'
                                    Shares       Amount      (Deficit)     Equity
                                  ----------   ----------   ----------   ----------
Balance-July 1, 2001-As Originally
  Reported                        27,000,000   $   71,867      823,408   $  970,275

Prior Period Adjustment (Note 2)           -            -     (123,702)    (123,702)
                                  ----------   ----------   ----------   ----------
Balance-July 1, 2001-As Restated  27,000,000   $   71,867     (699,706)     846,573

Net Loss - As Restated (Note 2)            -            -   (1,532,251)  (1,532,251)

Issuance of Series B Preferred
  Stock                                    -            -            -   $  600,042
                                  ----------   ----------   ----------   ----------
Balance-June 30, 2002-As Restated 27,000,000   $   71,867     (832,545)  $  (85,636)

Net Income For The Four Months
  Ended October 31, 2002                   -            -       99,385       99,385

Conversion of Series A Preferred
  Stock To Common Stock            7,170,172       75,000            -            -

Conversion of Series B Preferred
  Stock To Common Stock           13,254,739      600,042            -            -

Issuance of Common Stock To Pay
  Long Term Debt                  84,770,730      886,314            -      886,314
                                  ----------   ----------   ----------   ----------
Balance - October 31, 2002       132,195,641   $1,633,223   $ (733,160)  $  900,063
                                  ==========   ==========   ==========   ==========


See the accompanying notes to consolidated financial statements.


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                    PACIFIC COMTEL, INC. AND SUBSIDIARY
              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 Page 3 of 3

             Successor Company Statement of Stockholders Equity

                                                     Additional  Retained      Total
                               Common Stock            Paid-In   Earnings  Stockholders'
                             Shares        Amount      Capital   (Deficit)     Equity
                           -----------   ----------  ----------  ----------  ----------
Balance-October 31, 2002
 Predecessor Company       132,195,641   $1,633,223  $        -   $(733,160) $  900,063

Adjustment to Reflect
 Purchase By Jetcom, Inc.
 (Note 3)                 (132,195,541)  $ (630,953)          -     733,160     102,207

Push Down of Jetcom, Inc
 Debt                                -     (416,879)          -           -    (416,879)

Capital Contribution From
 Jetcom, Inc.                        -            -     122,000           -     122,000

Net Loss                             -            -           -    (609,081)   (609 081)
                            ----------   ----------  ----------  ----------  ----------
Balance - June 30, 2003            100   $  585,391  $  122,000  $ (609,081) $   98,310
                            ==========   ==========  ==========  ==========  ==========





See the accompanying notes to consolidated financial statements.



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                    PACIFIC COMTEL, INC. AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF CASH FLOW

                                             Successor
                                              Company           Predecessor Company
                                               For the      For the Four   For The Year
                                            Eight Months    Months Ended  Ended June 30,
                                           Ended June 30,   October 31,       2002
                                                2003           2002        (Restated)
                                            ------------   ------------   ------------

Cash Flows From Operating Activities
  Net Income (loss)                          $  (609,081)  $     99,385   $ (1,532,251)
  Adjustments to reconcile net income
  (loss) to net cash provided by (used in)
  operating activities:
    Depreciation and amortization                 90,340         39,590        207,520
    Bond and loan guarantees made by
     Jetcom, Inc.                                 80,000              -              -
    Gain on sale of fixed assets                       -              -           (218)
    Deferred income taxes                              -              -        127,000
    Change in assets and liabilities:
      Contracts and accounts receivable         (805,318)       443,432        739,825
      Inventory                                   79,851         40,754         65,787
      Costs and estimated earnings in excess
       of billings on uncompleted contracts   (1,131,212)        51,677        149,270
      Income tax refund receivable               440,482              -       (440,482)
      Prepaid expenses and other current
       assets                                    (61,869)        84,297       (124,242)
      Deposits                                    (9,310)           951         (1,692)
      Accounts payable and accrued expenses    1,635,955       (195,738)      (121,426)
      Billings in excess of costs and estimated
       earnings on uncompleted contracts          (4,347)       (23,998)        47,479
                                            ------------   ------------   ------------
Net Cash Provided By (Used In) Operating
 Activities                                     (294,509)       540,350       (883,430)
                                            ------------   ------------   ------------
Cash Flows From Investing Activities
  Proceeds from sale of fixed assets                   -              -          1,400
  Cash acquired in acquisition of
   Pacific Comtel Monterey, Inc.                   1,000              -              -
  Purchase of equipment and leasehold
  improvements                                   (24,953)       (16,881)       (27,038)
                                            ------------   ------------   ------------
Net Cash Used in Investing Activities            (23,953)       (16,881)       (25,638)
                                            ------------   ------------   ------------
Cash Flow From Financing Activities
  Increase (decrease) in bank overdraft            4,117       (225,538)       225,538
  Advances (repayment) on line of credit         (50,000)       (55,268)       294,499
  Payments on long-term debt and capital lease
   obligations                                   (61,057)        (4,303)      (234,631)




                    PACIFIC COMTEL, INC. AND SUBSIDIARY
              CONSOLIDATED STATEMENTS OF CASH FLOW (Continued)


  Advances from Jetcom, Inc.                      65,042              -              -
  Capital contribution by Jetcom, Inc.           122,000              -              -
  Proceeds from issuance of preferred stock            -              -        600,042
                                            ------------   ------------   ------------
Net Cash Provided by (Used In) Financing
 Activities                                       80,102       (285,109)       885,448
                                            ------------   ------------   ------------
Change in Cash                                  (238 360)       238,360        (23 620)
Cash - Beginning of Period                       238,360              -         23,620
                                            ------------   ------------   ------------
Cash - End of Period                        $          -   $    238,360   $          -
                                            ============   ============   ============
Supplemental Disclosure of Cash Flow
 Information
  Interest paid                             $    106,164   $     27,859   $    138.402
  Income taxes paid (refunds received)          (440,482)             -        259,080
                                            ------------   ------------   ------------





See the accompanying notes to consolidated financial statements.


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                    PACIFIC COMTEL, INC. AND SUBSIDIARY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 2003 AND 2002


1.  Organization And Summary of Significant Accounting Policies

Basis of Presentation
Pacific Comtel, Inc. (the "Company"), (formerly Intersect Solutions, Inc.) was organized in 1995 to purchase the assets of an existing installation contractor of communications systems, cable and wiring for commercial and industrial buildings. This business, through October 31, 2002, is presented in these consolidated financial statements as that of the "Predecessor Company". On November 1, 2002, Pacific Comtel, Inc. purchased 100% of the common stock of a business engaged in cable and wiring services, as well as computer network and telephone integration sales and services. This subsidiary is named Pacific Comtel Monterey, Inc.

On November 1, 2002, Jetcom, Inc. purchased 100% of the common stock of Pacific Comtel, Inc. Pacific Comtel, Inc. applied the "push down" accounting rules to this transaction, and, as such, a new basis of accounting was created on that date. Operations of Pacific Comtel, Inc. subsequent to October 31, 2002 are presented in these consolidated financial statements as those of the "Successor Company".

Principles Of Consolidation
The consolidated financial statements include Pacific Comtel, Inc. and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated upon consolidation.

Estimates And Assumptions
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Contract And Accounts Receivable
Contract and accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to contract


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      - FOR THE INFORMATION OF THE SECURITIES EXCHANGE COMMISSION ONLY receivables. Included in contract receivables are retentions of $259,077 and $181,760 at June 30, 2003 and 2002, respectively.
Contract and accounts receivable are stated net of an allowance for doubtful accounts of $110,000 at June 30, 2003 and $150,000 at June 30, 2002.

Inventory
Inventory consists primarily of construction materials and is valued at the lower of cost or market applied on a first-in, first out (FIFO) basis.

Equipment and Leasehold Improvements
Equipment and leasehold improvements are carried at cost, less accumulated depreciation and amortization using accelerated and straight-line methods. Equipment and leasehold improvements are depreciated over periods ranging from five to seven years.

Goodwill
Goodwill represents the excess of the cost of companies acquired over the fair value of their net assets at dates of acquisition and was being amortized on the straight-line method over 15 years, through June 30, 2002. Amortization expense charged to operations in the year ended June 30, 2002 was $9,860. On July 1, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 supersedes Accounting Principles Board Opinion No. 17, Intangible Assets, and requires goodwill and other intangible assets that have indefinite useful lives to no longer be amortized; however, these assets must be tested at least annually for impairment. See Note 6.

Fair Value of Financial Instruments
The carrying amounts of financial instruments including cash, contract and accounts receivable and accounts payable approximate fair value due to the relatively short maturity of these instruments. The carrying value of the line of credit, capital lease obligations and long-term debt approximate fair value based on the incremental borrowing rates currently available to the Company for financing with similar terms and maturities.

Revenues And Cost Recognition
Revenues from construction contracts are recognized on the percentage of completion method, measured on the basis of incurred costs to estimated total costs for each contract. This cost-to-cost method is used because management considers it to be the best available measure of progress on these contracts.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance. General and administrative costs are expensed as incurred. Provisions for

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      - FOR THE INFORMATION OF THE SECURITIES EXCHANGE COMMISSION ONLY estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability are recognized in the period in which the revisions are determined.

The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

Income Taxes
Deferred taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts. Tax consequences are based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is provided against deferred tax assets where the Company determines realization is not currently judged to be more likely than not.

The Company filed income tax returns on a single company basis through October 31, 2002. As of November 1, 2002, the Company will be included in the consolidated income tax return of its parent company. The tax provision computed is based on the amounts the Company would record on a separate return basis.

Segment Reporting
The Company operates in one reportable business segment.

Impact of Recently Issued Accounting Standards.
In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB 51. The Interpretation addressed consolidation by business enterprises of certain variable interest entities (VIEs). The Interpretation is effective immediately for all enterprises with interests in VIEs created after January 31, 2003. For interests in VIEs created before February 1, 2003, the provision of this Interpretation will be applicable no later than the beginning of the first interim or annual period beginning after December 15, 2003. Further, the disclosure requirements of the Interpretation are applicable for all financial statements initially issued after January 31, 2003, regardless of the date on which the VIE was created. The adoption of this standard is not expected to have any impact on the Company's financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments be

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      - FOR THE INFORMATION OF THE SECURITIES EXCHANGE COMMISSION ONLY classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS No, 150 requires disclosure regarding the terms of those instruments and settlement alternatives. The guidance in SFAS No. 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this standard is not expected to have any impact on the Company's financial statements.

2.  Restatement of Previously Issued Financial Statements

The Company has identified adjustments that have resulted in the restatement of the previously issued financial statements for the year ended June 30, 2002. The adjustments relate to items required by accounting principles generally accepted in the United States of America to be recorded in the financial statements, but were erroneously omitted. These items include contract receivables, inventory, prepaid expenses, deferred taxes, accruals for vacation earned, accruals for severance agreements, financial agreements for insurance policies and accounts payable. The effect of these items at June 30, 2001 amounted to $123,702 (net of deferred tax benefit of $97,800), which has been recorded as a prior period adjustment to the opening balance of retained earnings. The effect on the results of operations for the year ended June 30, 2002 was to increase the previously reported net loss by $406,597 (including deferred tax expense of $125,000).

3.  Business Acquisitions

On November 1, 2002, Jetcom, Inc. purchased 100% of the common stock of Pacific Comtel, Inc. Jetcom, Inc. is a holding company formed for the purpose of acquiring information technology and telecommunications service companies. Jetcom, Inc. had no substantive operations prior to the purchase of Pacific Comtel, Inc. The purchase price amounted to $1,002,270. The purchase price is comprised of notes payable to selling shareholders totaling $416,879, Jetcom, Inc. Series A Preferred Stock with a value of $313,000 and direct acquisition costs of $272,391. The value of the preferred stock was determined based on that stock's stated liquidation preference.

Because the acquisition resulted in a 100% change in control of Pacific Comtel, Inc., the Company applied the "push down" accounting rules. This resulted in a new accounting basis for the assets and liabilities of Pacific Comtel, Inc. The Company's financial position and results of operations prior to this acquisition are presented in these consolidated financial statements as those of the "Predecessor Company". The Company's financial position and results of operations subsequent to the acquisition are presented in these consolidated financial statements as those of the "Successor Company".


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The notes payable to the selling shareholders are to be funded from the operations of Pacific Comtel, Inc. Additionally, shares of Pacific Comtel, Inc. are pledged as collateral on the notes payable. As such, this liability has been reflected on the balance sheet of Pacific Comtel, Inc. as a push down accounting adjustment. Additionally, interest expense on these notes of $23,486 has been reflected in the financial statements of the Company.

The following table summarizes the fair value of these assets acquired and liabilities assumed at the date of acquisition:

  Cash                                           $  238,360
  Contract receivables                            2,494,045
  Inventory                                         207,831
  Net costs and estimated earnings in excess
    of net billings on uncompleted contracts        114,404
  Other current assets                              500,000
  Equipment and leasehold improvements              430,524
  Other Assets                                       19,766
                                                 ----------
       Total assets acquired                     $4,004,930

  Accounts payable and accrued expenses assumed   1,498,676
  Line of credit and capital lease obligations    1,717,927
                                                 ----------
       Net assets acquired                       $  788,327
                                                 ==========

The excess of purchase price over net assets acquired of $213,943 has been allocated to goodwill. None of this goodwill is expected to be deductible for tax purposes.

On November 1, 2002, Pacific Comtel, Inc. purchased 100% of the common stock of ADS Monterey and renamed it Pacific Comtel Monterey, Inc. Pacific Comtel Monterey, Inc. is engaged in the business of cable and wiring services, as well as computer network and telephone integration sales and services, and was purchased to expand the Company's capabilities and geographic presence. The purchase price amounted to $205,572, consisting of a cash payment of $175,000 and direct acquisition costs of $30,572. Jetcom, Inc. paid the entire purchase price and direct acquisition costs, on behalf of the Company. The results of operations of Pacific Comtel Monterey, Inc. are included in the consolidated financial statements from the date of acquisition.

The following table summarizes the fair value of the assets acquired and liabilities assumed at the date of acquisition:

  Accounts receivable                            $  177,369
  Inventory                                          79,617
  Other current assets                                1,865
                                                 ----------
       Total assets                              $  258,851

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  Accounts payable and accrued expenses assumed      53,279
                                                 ----------
       Net assets acquired                       $  205,572
                                                 ==========


4.  Costs And Estimated Earnings On Uncompleted Contracts

Costs and estimated earnings on uncompleted contracts consist of:

                                              Successor   Predecessor
                                               Company      Company
                                                 2003         2002
                                              ----------   ----------
Costs incurred on uncompleted contracts       $6,178,723   $1,541,520
Estimated earnings                             1,745,128      724,805
                                              ----------   ----------
                                               7,923,851    2,566,325
Less:  Billings to date                        6,673,888    2,424,243
                                              ----------   ----------
                                              $1,249,963   $  142,083
                                              ==========   ==========

Included in the accompanying balance sheet under the following captions:

                                              Successor   Predecessor
                                               Company      Company
                                                 2003         2002
                                              ----------   ----------
Costs and estimated earnings in excess of
 billings on uncompleted contracts            $1,411,121   $  331,586

Billing in excess of costs and estimated
 earnings on uncompleted contracts               161,158      189,503
                                              ----------   ----------
                                              $1,249,963   $  142,083
                                              ==========   ==========
5.  Equipment And Leasehold Improvements
Equipment and leasehold improvements consist of:

                                              Successor   Predecessor
                                               Company      Company
                                                 2003         2002
                                              ----------   ----------
Automobiles and trucks                        $   86,177   $  182,474
Field equipment                                  217,132      322,911
Furniture and office equipment                   133,695      647,528
Leasehold improvements                            18,473       19,120
                                              ----------   ----------
                                                 455,477    1,172,033

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Less:  Accumulated depreciation and
 amortization                                     90,340      725,050
                                              ----------   ----------
                                              $  365,137   $  446,983
                                              ==========   ==========

Depreciation and amortization charged against income amounted to $90,340 for the eight months ended June 30, 2003, $39,590 for the four months ended October 31, 2002 and $197,660 for the year ended June 30, 2002.

6.  Goodwill

On July 1, 2002, the company adopted SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 no longer permits the amortization of goodwill and indefinite-lived intangible assets. Instead, these assets must be reviewed annually (or more frequently under certain conditions) for impairment in accordance with this statement. This impairment test uses a fair value approach rather than the undiscounted cash flow approach previously required by SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Intangible assets that do not have indefinite lives will continue to be amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 121. The amortization provisions of SFAS No. 142 apply immediately to goodwill and intangible assets acquired after June 30, 2001 and are required to be adopted for all other goodwill and intangible assets beginning on January 1, 2002.

Upon adoption of SFAS No. 142, the Company performed an impairment test of its goodwill. There was no impairment of goodwill upon adoption of SFAS No. 142.

Pro forma net loss for the year ended June 30, 2002 adjusted to exclude goodwill amortization expense is as follows:

  Reported net loss - as restated                $(1,532,251)
  Add back: goodwill amortization                      9,860
                                                  ----------
  Adjusted net loss - as restated                $(1,522,391)
                                                  ==========

The change in the carrying amount of goodwill is as follows:

                                           Accumulated    Net Carrying
                                 Cost      Amortization      Value
                              ----------   ------------   ------------
Balance - July 1, 2002        $  147,890     $  (36,154)    $  111,736
Parent company basis adjustment
  November 1, 2002                66,053         36,154        102,207
                              ----------   ------------   ------------
Balance - June 30, 2003       $  213,943     $        -     $  213,943

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7.  Line of Credit, Bank

The Company maintains a revolving credit arrangement with a bank, which provides for borrowing up to 80% of eligible contract receivables, not to exceed $2,000,000. The line of credit initially required interest payments at the bank prime rate. The balance was payable in full on January 31, 2003. The credit agreement contains standard terms and covenants. The Company has been in violation of certain of these covenants since June 30, 2002. The credit agreement was amended in September 2002 to raise the interest rate to the prime rate plus 3.5%, and amended again in November 2002 to raise the interest rate to the prime rate plus 4.5%. In August 2002, the bank capped the Company's line of credit balance at $1,597,211. In November 2002, the bank began charging interest at the default rate of the prime rate plus 9.5%. The balance outstanding at June 30, 2003 and 2002 was $1,547,211 and $1,652,479, respectively. See Note 13 regarding replacement of the revolving credit arrangement.

8.  Long Term Debt and Capital Lease Obligations

Long term debt and capital lease obligations consist of:

                                              Successor   Predecessor
                                               Company      Company
                                                 2003         2002
                                              ----------   ----------
Jetcom, Inc notes payable to selling
shareholders of Pacific Comtel, Inc.  The
notes require payments of $500,000 in the
aggregate and have no stated interest rate.
These obligations have been discounted using
an interest rate of 8%.  The notes are
secured by the assets of Jetcom, Inc.
including 100% of the common stock of
Pacific Comtel, Inc.                          $  416,879   $        -

Note payable - former stockholder.  The note
bore interest at 9.5% and was paid in full in
October 2002 by issuance of shares of common
stock.                                                 -      748,573

Capital leases obligations, secured by the
underlying equipment, bearing interest at
rates from 12% to 32%, monthly payments are
approximately $3,500 in the aggregate             59,659      118,769
                                              ----------   ----------
  Total Long Term Debt and Capital Leases        476,538      867,342
Less:  Current maturities of long term debt
  and capital lease obligations                  176,853       57,719
                                              ----------   ----------
                                              $  299,685   $  809,623
                                              ==========   ==========

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The secured maturities of long-term debt as of June 30, 2003 are as follows:

                  Year                          Amount
               ----------                     ----------
                  2004                        $  150,000
                  2005                           150,000
                  2006                           116,879
                                              ----------
                                              $  416,879
                                              ==========

The Company leases computers, equipment and office equipment under capital leases expiring in various years through 2007. Minimum future lease payments under these noncancellable capital leases, having remaining terms in excess of one year as of June 30, 2003, for each of the next five years in the aggregate are:

          Year Ending June 30,                          Amount
          --------------------                        ----------
          2004                                        $   32,444
          2005                                            22,008
          2006                                            10,666
          2007                                             3,555
                                                      ----------
          Total minimum lease payments                    68,673
          Less:  Amount representing interest              9,014
                                                      ----------
          Total present value of minimum payment          59,659
          Less:  Current portion of such obligation       26,853
                                                      ----------
          Long Term Obligations                       $   32,806
                                                      ==========

Assets recorded under capital leases at June 30 are as follows:

                                              Successor   Predecessor
                                               Company      Company
                                                 2003         2002
                                              ----------   ----------
Equipment, at cost                            $   63,587   $  108,710
Less:  Accumulated amortization                   13,989       45,050
                                              ----------   ----------
Net Equipment                                 $   49,598   $   63,660
                                              ==========   ==========



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9.  Related Party Transactions

The Company is a wholly owned subsidiary of Jetcom, Inc. Jetcom provided guarantees on the Company's line of credit and certain construction performance bonds. Jetcom charged the Company $80,000 for these guarantees for the eight months ended June 30, 2003. Jetcom's president provides management services for the Company. Jetcom charged the Company $16,042 for these services for the eight months ended June 30, 2003. Additionally, Jetcom advances funds to the Company from time to time. The balance due to Jetcom at June 30, 2003 amounted to $350,614. These advances are non-interest bearing, and are due on demand. Jetcom is not under any obligation to advance any further funds to the Company.

10.  Income Taxes

The provision (credit) for income taxes consists of:

                           Successor
                            Company           Predecessor Company
                             For the      For the Four   For The Year
                          Eight Months    Months Ended  Ended June 30,
                         Ended June 30,   October 31,       2002
                              2003           2002        (Restated)
                          ------------   ------------   ------------

Current                   $          -   $          -   $   (439,682)
Deferred income taxes                -              -        127,000
                          ------------   ------------   ------------
                          $          -   $          -   $   (312,682)
                          ============   ============   ============

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at June 30 consist of the following:
                                              Successor   Predecessor
                                               Company      Company
                                                 2003         2002
                                              ----------   ----------
Deferred Tax Assets:
  Accounts receivable                         $   44,000   $   60,000
  Inventory                                       16,000       41,000
  Intangible assets                               25,000       27,000
  Liabilities and reserves                        52,000       91,000
  Net operating loss carryforwards               354,000            -
                                              ----------   ----------
    Gross Deferred Tax Assets                    491,000      219,000
  Valuation allowance                           (487,000)    (219,000)
                                              ----------   ----------
                                                   4,000            -

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Deferred Tax Liabilities:
  Goodwill                                         4,000            -
                                              ----------   ----------
Net Deferred Tax Asset                        $        -   $        -
                                              ==========   ==========

In June 2003 and 2002, the Company determined it was more likely than not that it would be unable to realize its deferred tax assets.
Therefore a valuation allowance has been recorded against the entire net deferred tax asset.

The Company has available net operating loss carryforwards of approximately $880,000. These carryforwards begin to expire in the year 2020. Certain of these carryforwards are limited as to use in any particular year based on separate return year and change of ownership restrictions.

The reconciliation of the effective tax rate with the statutory federal income tax rate is as follows:

                           Successor
                            Company           Predecessor Company
                             For the      For the Four   For The Year
                          Eight Months    Months Ended  Ended June 30,
                         Ended June 30,   October 31,       2002
                              2003           2002        (Restated)
                          ------------   ------------   ------------
                                     %              %              %
                          ------------   ------------   ------------
Federal statutory rate              34             34             34
State taxes, net of
 federal benefit                     6              6              6
Push down interest expense           3              -              -
Increase in deferred tax
 asset valuation allowance         (44)           (37)           (25)
Other                                1             (3)             2
                          ------------   ------------   ------------
                                     -              -             17
                          ============   ============   ============


11.  Commitments And Contingencies

Operating Leases
The Company leases three offices and various equipment and automobiles under operating leases expiring in various years through 2006. Minimum future rental payments under the non-cancelable operating leases as of June 30, 2003 are:


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                  Year                          Amount
               ----------                     ----------
                  2004                        $  357,192
                  2005                           141,798
                  2006                             5,009
                  2007                               328
                                              ----------
                                              $  504,327
                                              ==========

Rent expense under all operating leases amounted to $188,378 for the eight months ended June 30, 2003, $122,046 for the four months ended October 31, 2002 and $352,289 for the year ended June 30, 2002.

Employment Agreements
The Company has entered into employment agreements with 4 management employees. The agreements provide for severance payments if the employees are terminated without cause. The Company is not liable for severance payments if the employees terminate employment voluntarily, or are terminated for cause. At June 30, 2003, the Company's maximum exposure under these severance agreements amounted to $167,500.

Customer Concentration
The Company has one customer that represented 57% of revenue earned for the year ended June 30, 2003. Net costs and estimated earnings in excess of billings for this customer amounted to approximately
$1,300,000 at June 30, 2003. Contract receivables from this customer amounted to approximately $2,000,000 at June 30, 2003.

12.  Supplemental Cash Flow Information

The Company acquired equipment under capital lease obligations amounting to $6,250 for the four months ended October 31, 2002 and $82,007 for the year ended June 30, 2002. In October 2002, the Company issued common stock to an existing stockholder to pay his shareholder loan and the related accrued interest. As discussed in Note 3, the notes payable from Jetcom, Inc. to the former shareholders of Pacific Comtel, Inc. have been reflected on the balance sheet of pacific Comtel, Inc. as a push down accounting adjustment.

13.  Subsequent Events

On October 9, 2003, the Company entered into an accounts receivable factoring agreement with a finance company. Under this agreement, the Company will sell, with recourse, 81.5% of its eligible accounts receivable balances, up to $2,500.000. Interest is charged at an annual rate of 18%. The agreement is effective for one year and is secured by a pledge of all of the Company's assets, and guarantees by Jetcom, Inc. and its principal stockholder. The Company intends to use this source of financing to pay off its previous revolving credit agreement and to provide working capital needs.

On January 8, 2004, the Company was sold to an unrelated third party.

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                         UNAUDITED PRO FORMA
              CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined financial statements reflect the combined financial position of Creative Beauty Supply, Inc. (CBS) as of September 30, 2003, and the results of its condensed combined operations for the three months ended September 30, 2003 and the year ended June 30, 2003 after giving effect to the acquisition of Global Digital Solutions, Inc. (Global), and its acquisition of Pacific Comtel, Inc. (PacTel) as more fully described below. The unaudited pro forma condensed combined balance sheet is based on the historical balance sheet of CBS, adjusted for its planned divestiture of its wholly owned subsidiary, Creative Beauty Supply of New Jersey Corporation (CBSNJ), and gives effect to the acquisition of Global, and its acquisition of PacTel as if they had occurred on September 30, 2003. CBS's fiscal year ends on March 31. Global and PacTel's fiscal years end on June 30, 2003. The unaudited pro forma condensed combined statement of operations for the three months ended September 30, 2003 gives effect to the acquisition as if it had occurred on June 30, 2003 for CBS. The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2003 gives effect to the combined results of operations for the year as if the acquisition of Global, and its acquisition of PacTel occurred at July 1, 2002. The results of operations of CBS are presented for their fiscal year ended March 31, 2003.

The pro forma adjustments reflecting the consummation of the acquisition are based upon the purchase method of accounting and upon the assumptions set forth in the notes hereto. At the effective time of the merger, each share of Global common stock issued and outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive 1 share of CBS's common stock, which amounts to 23,861,000 shares in the aggregate. Additionally, CBS will issue warrants to purchase an additional 2,100,000 shares at a strike price of $0.50 per share. In conjunction with and upon the completion of the merger, Global will be merged into CBS and CBS will be renamed Global Digital Solutions, Inc. Upon completion of the merger, Global will own approximately 87% of the outstanding common stock of CBS (which will be renamed Global Digital Solutions, Inc.). Given Global's expected ownership in CBS upon completion of the merger, Global will be considered to be the acquiror for accounting purposes and the merger will be accounted for in the financial statements of CBS as a reverse acquisition of CBS by Global. Since CBS, after its divestiture of CBSNJ, will not have any operating assets or liabilities, this reverse merger will be treated as a recapitalization of Global. Accordingly, the accompanying unaudited pro forma condensed combined financial statements reflect Global's assets and liabilities at historic cost. Global's purchase of PacTel is reflected using the purchase method of accounting. The total estimated purchase price of PacTel is based on the fair value of PacTel at the date of its sale to Global. The estimated purchase price is allocated to the net tangible

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      FOR THE INFORMATION OF THE SECURITIES EXCHANGE COMMISSION ONLY and intangible assets of PacTel acquired in the purchase, based on their fair values at the purchase date. Independent valuation specialists have been engaged to assist the management of Global in determining the purchase price and its allocation. The purchase price reflected in the accompanying unaudited pro forma condensed combined financial statements reflect Global's estimate of the purchase price and its allocation. A final determination will be made upon completion of the independent valuation specialists' report. The actual amounts recorded, based on this report, may differ materially from management's original estimate.

This pro forma information should be read in conjunction with the audited and unaudited financial statements and notes thereto of Global and PacTel that are included in this proxy statement and Management's Discussion and Analysis of Financial Condition and Results of Operations for Global and PacTel appearing elsewhere in this proxy statement.

The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achievable with respect to the combined companies. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling and marketing expenses for any future operating changes. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the merger been consummated on the dates, or at the beginning of the periods for which the consummation of the merger is being given effect.


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             Unaudited Pro Form Condensed Combined Balance Sheet
                               September 30, 2003

                                  Historical                   Pro Forma        Global
                                  Creative      Pro Forma      Creative        Digital
                                   Beauty      Adjustments      Beauty        Solutions
                                  Supply Inc        (a)         Supply Inc     Inc.
                                  ----------     ----------     ----------     ----------
Assets
Current assets:
 Cash and cash equivalents        291,621        (291,621)             -           164
 Investments                      120,000        (120,000)             -             -
 Contract and accounts receivable   1,238          (1,238)             -             -
Inventory                          60,182         (60,182)             -             -
 Costs and estimated earnings
   in excess of billings on
   uncompleted contracts                -               -              -             -
Prepaid expenses and other current
   assets                           2,252          (2,252)             -             -
                                  -------         -------        -------       -------
  Total current assets            475,293        (475,293)             -           164
Property, plant and equipment, net  6,967          (6,967)             -             -
Goodwill                                -               -              -             -
Other assets                            -               -              -             -
                                  -------         -------        -------       -------
  Total assets                    482,260        (482,260)             -           164
                                  =======         =======        =======       =======
Liabilities and stockholders' equity
Current liabilities
 Line of credit                         -                -             -             -
Current portion of notes payable and
  capital lease obligations             -                -             -             -
Accounts payable and accrued
    expenses                        37,136         (37,136)            -             -
Billings in excess of costs and
   estimated earnings on uncompleted
   contracts                             -               -             -             -

Due to Jetcom, Inc.                      -               -             -             -
                                    ------        --------       -------       -------
  Total current liabilities         37,136         (37,136)            -             -
Notes and capital leases payable         -               -             -             -
Total stockholders' equity         445,124        (445,124)            -           164
                                  --------        --------       -------       -------
  Total liabilities and
   stockholders' equity            482,260        (482,260)            -           164
                                  ========        ========       =======       =======

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     Unaudited Pro Form Condensed Combined Balance Sheet
             September 30, 2003
Continued

                                   Historical
                                    Pacific        Pro Forma      Pro Forma
                                   Comtel Inc     Adjustments      Combined
                                   ----------      ----------     ----------
Assets
Current assets:
 Cash and cash equivalents           244,984               -       245,148
 Investments                               -               -             -
 Contract and accounts receivable  3,480,563               -     3,480,563
 Inventory                           220,228               -       220,228
 Costs and estimated earnings
   in excess of billings on
   uncompleted contracts             588,391              -        588,391
Prepaid expenses and other current
   assets                            135,840              -        135,840
                                   ---------       --------      ---------
  Total current assets             4,670,006              -      4,670,170
Property, plant and equipment, net   335,550              -        335,550
Goodwill                             213,943         917,320 (b) 1,131,263
Other assets                          30,066              -         30,006
                                   ---------      ---------      ---------
  Total assets                     5,249,565         917,320     6,167,049
                                   =========      ==========     =========
Liabilities and stockholders' equity
Current liabilities
 Line of credit                    1,317,684               -     1,317,684
Current portion of notes payable and
  capital lease obligations          176,853               -       176,853
                                                      30,000 (b)
Accounts payable and accrued
    expenses                       3,242,638          30,000 (c) 3,302,638
Billings in excess of costs and
   estimated earnings on uncompleted
   contracts                         607,451               -       607,451
Due to Jetcom, Inc.                  293,538        (293,538)(d)         -
                                   ---------         -------     ---------
  Total current liabilities        5,638,164        (233,538)    5,404,626
Notes and capital leases payable     292,259               -       292,259
                                                     293,538 (d)
                                                     887,320 (b)
Total stockholders' equity          (680,858)        (30,000)(c)   470,164
                                   ---------         -------     ---------
  Total liabilities and
   stockholders' equity            5,249,565         917,320     6,167,049
                                   =========         =======     =========

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PRO FORMA ADJUSTMENTS AND NOTES FOR THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2003 ARE AS FOLLOWS:

{a} This adjustment gives effect to the proposed divestiture of Creative Beauty Supply of New Jersey Corporation.
   After the proposed divestiture, Creative Beauty Supply, Inc. will have no assets or liabilities.

{b} To reflect Global's purchase of PacTel, with an estimated purchase price of $500,000, including direct acquisition costs of $30,000.

{c} To reflect direct acquisition costs of Global and CBS of $30,000, which are expensed in accordance with the reverse merger treatment of the acquisition, which is treated as a recapitalization of Global. {d} To reflect the contribution of Due to Jetcom, Inc. to equity.



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     Unaudited Pro Form Condensed Combined Statement of Operations
             For the Three Months Ended September 30, 2003

                              Historical                   Pro Forma        Global
                              Creative      Pro Forma      Creative        Digital
                               Beauty      Adjustments      Beauty     Solutions, Inc.
                              Supply Inc        (a)         Supply Inc        (b)
                             ----------     ----------     ----------     ----------
Revenues                         41,801      (41,801)              -               -
Cost of Sales                    31,141      (31,141)              -               -
                             ----------    ---------        --------       ---------
Gross Profit (Loss)              10,660      (10,660)              -               -

General and Administrative       33,843      (33,843)              -               -
Interest Expense                      -            -               -               -
                              ---------     --------        --------       ---------
Income (Loss) From Operations   (23,183)      23,183               -               -

Other Income (Expense)            1,667       (1,667)              -               -

Provision For Income Taxes            -            -              -                -
                              ---------    ---------       --------         --------

Net Income (Loss)               (21,516)      21,516              -                -
                              =========    =========       ========         ========
Income (Loss) Per Common Share
    Basic                         (0.01)                          -
    Diluted                       (0.01)                          -

Weighted Average Number of Common
  Shares Outstanding
    Basic                      3,494,650                   3,494,650
     Diluted                   3,494,650                   3,494,650

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     Unaudited Pro Form Condensed Combined Statement of Operations
             For the Three Months Ended September 30, 2003
Continued

                                  Historical
                                   Pacific       Pro Forma      Pro Forma
                                  Comtel Inc    Adjustments      Combined
                                  ----------     ----------     ----------
Revenues                          2,678,043              -      2,678,043
Cost of Sales                     3,149,001              -      3,149,001
                                 ----------     ----------     ----------
Gross Profit (Loss)               (470,958)              -       (470,958)

General and Administrative         725,819          30,000(e)     755,819
Interest Expense                    82,391               -         82,391
                                ----------      ----------     ----------
Income (Loss) From Operations   (1,279,168)        (30,000)    (1,309,168)

Other Income (Expense)                   -               -              -

Provision For Income Taxes               -               -              -
                                ----------      ----------      ---------
Net Income (Loss)               (1,279,168)        (30,000)    (1,309,168)
                                 ==========     ==========     ==========
Income (Loss) Per Common Share
    Basic                                                           (0.05)
    Diluted                                                         (0.05)

Weighted Average Number of Common
  Shares Outstanding
    Basic                                       23,861,000(c)  27,355,650
    Diluted                                     23,861,000(c)  27,355,350


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PRO FORMA ADJUSTMENTS AND NOTES FOR THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003 ARE AS FOLLOWS:

{a} This adjustment gives effect to the proposed divestiture of Creative Beauty Supply of New Jersey Corporation as of the beginning of the period presented. After the proposed divestiture, Creative Beauty Supply, Inc. will have no operations.

{b} Global Digital Solutions, Inc. was formed in October 2003, and had no operations through November 7, 2003. As such, no operating results are presented here.

{c} Gives effect to the additional 23,861,000 shares to be issued by Creative Beauty Supply, Inc. to purchase Global. For purposes of this presentation, it is assumed that these shares were outstanding for the entire period.

{d} The merger of PacTel by Global will be accounted for under the provisions of Statement of Financial Accounting Standards No. 142 (FAS
142). For purposes of this presentation, it is assumed that the excess of fair value of PacTel's assets and liabilities is goodwill. In accordance with FAS 142, goodwill is not amortized.

{e} To reflect direct acquisition costs of Global and CBS of $30,000 which are expensed in accordance with the reverse merger treatment of the acquisition, which is treated as a recapitalization of Global.


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     Unaudited Pro Form Condensed Combined Statement Of Operations
                    For The Year Ended June 30, 2003

                                  Historical                   Pro Forma        Global
                                  Creative      Pro Forma      Creative        Digital
                                   Beauty      Adjustments      Beauty        Solutions
                                  Supply Inc        (a)         Supply Inc     Inc. (b)
                                  ----------     ----------     ----------     ----------
Revenues                          193,495        (193,495)            -              -
Cost of Sales                     144,103        (144,103)            -              -
                                 --------       ---------       -------        -------
Gross Profit                       49,392         (49,392)            -              -
General And Administrative
   Expenses                       157,337        (157,337)            -              -
Interest Expense                        -               -             -              -
                                 --------       ---------       -------        -------
Income (Loss) From Operations    (107,945)        107,945             -              -

Other Income (Expense)             23,160         (23,160)            -              -

Provision For Income Taxes              -               -             -              -
                                 --------        --------       -------        -------
Net Income (Loss)                 (84,785)         84,785             -              -
                                 ========        ========       =======        =======
Income (Loss) Per Common Share
Basic                               (0.02)
Diluted                             (0.02)

Weighted Average Number of Common
Shares Outstanding
Basic                           3,494,650
Diluted                         3,494,650

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     Unaudited Pro Form Condensed Combined Statement of Operations
             For the Three Months Ended September 30, 2003
Continued

                                  Historical
                                   Pacific       Pro Forma      Pro Forma
                                  Comtel Inc    Adjustments      Combined
                                  ----------     ----------     ----------
Revenues                         15,444,131              -      15,444,131
Cost of Sales                    12,844,705              -      12,844,705
                                 ----------      ---------      ----------
Gross Profit                      2,599,426              -       2,599,426

General And Administrative
   Expenses                       2,917,750         30,000 {e}   2,947,750
Interest Expense                    191,372              -         191,372
                                  ---------      ---------       ---------
Income (Loss) From Operations      (509,696)       (30,000)       (539,696)

Other Income (Expense)                    -              -               -

Provision For Income Taxes                -              -               -
                                  ---------      ---------       ---------
Net Income (Loss)                  (509,696)       (30,000)       (539,696)
                                  =========      =========       =========
Income (Loss) Per Common Share
Basic                                                                (0.02)
Diluted                                                              (0.02)

Weighted Average Number of Common
Shares Outstanding
Basic                                            23,357,500 {c} 26,852,150
Diluted                                          23,357,500 {c} 26,852,150

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PRO FORMA ADJUSTMENTS AND NOTES FOR THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2003 ARE AS FOLLOWS:

{a} This adjustment gives effect to the proposed divestiture of Creative Beauty Supply of New Jersey Corporation as of the beginning of the period presented. After the proposed divestiture, Creative Beauty Supply, Inc. will have no operations.

{b} Global Digital Solutions, Inc. was formed in October 2003, and had no operations through November 7, 2003. As such, no operating results are presented here.
{c} Gives effect to the additional 23,861,000 shares to be issued by Creative Beauty Supply, Inc. to purchase Global. For purposes of this presentation, it is assumed that these shares were outstanding for the entire period.

{d} The merger of PacTel by Global will be accounted for under the provisions of Statement of Financial Accounting Standards No. 142 (FAS
142).For purposes of this presentation, it is assumed that the excess of fair value of PacTel's assets and liabilities is goodwill. In accordance with FAS 142, goodwill is not amortized.

{e} To reflect direct acquisition costs of Global and CBS of $30,000, which are expensed in accordance with the reverse merger treatment of the acquisition which is treated as a recapitalization of Global.


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The Board of Directors unanimously recommends a vote FOR the
acquisition of Global Digital Solutions, Inc.   Proxies solicited by
management will be so voted unless stockholders specify otherwise.

The affirmative vote of a majority of the shares of Common Stock of the Acquired Company represented and voting at the Annual Meeting is required for approval of the above Directors.


                      ELECTION OF BOARD OF DIRECTORS

Pursuant to the Bylaws, each Director shall serve until the annual meeting of the stockholders, or until his successor is elected and qualified. The Company's basic philosophy mandates the inclusion of directors who will be representative of management, employees and the minority shareholders of the Company. Directors may only be removed for "cause". The term of office of each officer of the Company is at the pleasure of the Company's Board.

The principal executive officers, directors and nominees of the Company are as follows:

Name                            Position Held        Term of Office
Carmine Catizone, age 58      President, Director      Inception
                                                       to present

Daniel Generelli, age 40      Secretary/Treasurer      Inception
                            Vice-President/Director    to present
Richard J. Sullivan, age 64         nominee
Jerome C. Artigliere, age 49        nominee
Garrett A. Sullivan, age 68         nominee
Arthur F. Noterman, age 62          nominee

The resumes of current nominees for Directors of the Company are as follows:

Resumes.

Richard J. Sullivan:    Mr. Sullivan has been a director of the
Acquired Company since inception.   He was elected to the board of
directors and named Chief Executive Officer of Applied Digital Solutions, Inc. in May 1993. He was appointed Secretary in March 1996 and served as President and Chief Operating Officer from September 2001 to March 2002. In March 2003, Mr. Sullivan retired from all of his
positions with Applied Digital Solutions, Inc.   Mr. Sullivan is
currently Chairman of Digital Angel

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Corporation, whose majority shareholder is Applied Digital Solutions,
Inc.   Mr. Sullivan is also Chairman of Great Bay Technology, Inc.
From August 1989 to December 1992, Mr. Sullivan was Chairman of the board of directors of Consolidated Convenience Systems, Inc., in Springfield, Missouri. He has been the Managing General Partner of The Bay Group, a merger and acquisition firm in New Hampshire, since February 1985. Mr. Sullivan was formerly Chairman and Chief Executive Officer of Manufacturing Resources, Inc., a MRP II software company in Boston, Massachusetts, and was Chairman and Chief Executive Officer of Encode Technology, a Computer-Aided Manufacturing Company, in Nashua, New Hampshire from February 1984 to August 1986.

Jerome C. Artigliere:   Mr. Artigliere, age 49, has been a director and
officer of the Acquired Company since inception.   Mr. Artigliere has
over 25 years of experience in the commercial banking, accounting and
acquisition fields.   He was with Applied Digital Solutions, Inc.
(ADSX-NASDAQ), joining that company as the President of one of its subsidiaries in January 1998, and was appointed Vice President of the Applied Digital Solutions, Inc. in April 1998 and Treasurer in December
1999.    In November 2000, Mr. Artigliere was appointed Vice President and Chief Financial Officer then Senior Vice President and became
Assistant Treasurer in December of 2000.   He led Applied Digital
Solutions, Inc. through several significant business and debt
restructurings.   In March 2002, he was appointed Chief Operating
Officer and as part of a final restructuring completed in March of 2003, Mr. Artigliere resigned to pursue the opportunity with Global. From November 2002 through March 2003, Mr. Artigliere was the Chairman of Syscomm International (IFTH-OTC), a company in the business of providing information technology products and solutions. From 1996 to 1997, he was Regional Vice President at General Electric Capital Corporation in Portsmouth, New Hampshire. Prior to that, from 1994 to 1996, he was State Vice President at First National Bank in Portsmouth, New Hampshire, a commercial bank subsidiary of Peoples Heritage Bank of
Portland, Maine.    He earned an undergraduate degree in finance from
Seton Hall University in 1977, and a Master of Business Administration degree from Fairleigh Dickinson University in 1980.

Garrett A. Sullivan:    Mr. Sullivan has been retired since January 1,
2002.  From March 2000 to December 31, 2001, Mr. Sullivan was vice-
chairman of Applied Digital Solutions.   From April 1996 to March 2000,
Mr. Sullivan served as president of Applied Digital Solutions.   Mr.
Sullivan earned a Bachelor of Arts degree majoring in American
Literature from Boston University in 1960.   He earned a MBA degree
from Harvard Graduate School of Business Administration in 1962.   Mr.
Sulilvan is not related to Richard J. Sullivan

Arthur F. Noterman:    Mr. Noterman, a Chartered Life Underwriter, served
as Director of Applied Digital Solutions, Inc. from February 1997 to June 2003, and served as the Chairman of the Audit Committee and a member of the Compensation Committee of the board of directors during that same
period.    Mr. Noterman currently serves as President and director of

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P.M.G. Insurance Marketing of MA Inc.    Mr. Noterman is a registered
NASD broker affiliated with a West Palm Beach, Florida registered
broker/dealer.   Mr. Noterman attended Northeastern University from 1965
to 1975 and obtained the Chartered Life Underwriters Professional degree in 1979 from The American College, Bryn Mawr, Pennsylvania.

Upon approval and consummation of the acquisition/exchange of shares, the Company will enter into employment contracts commencing on the Closing with Richard Sullivan and Jerome Artigliere in which they will
serve as officers.   To date, no specific terms have been determined.

The affirmative vote of a majority of the shares of Common Stock of the Company represented and voting at the Annual Meeting is required for approval of the above Directors.


                            CHANGE OF NAME

Upon approval of the proposed acquisition of Global Digital Solutions, Inc., the Company will be primarily pursuing the current business of
the Acquired Company.   Moreover, since the Acquired Company is much
larger than the Company, the Board of Directors determined that it would be economically beneficial to change the name of the Company to Global Digital Solutions, Inc. to maintain continued goodwill of the acquired business and to more accurately reflect the change in focus of the Company's operations.


The Board of Directors unanimously recommends a vote FOR the Name
Change.   Proxies solicited by management will be so voted unless
stockholders specify otherwise.

The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to approve the name change.


                           APPROVAL OF SELECTION OF
                 INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors recommends for approval by the Shareholders the selection of Rubin, Brown, Gornstein & Co. LLP as the independent certified public accountants of the Company for the fiscal year ending March 31, 2004.

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Representatives of Rubin, Brown, Gornstein & Co. LLP are expected to be available via telephone at the Annual Meeting and to have the opportunity to make a statement should they desire to do so and to be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR the approval
of Rubin, Brown, Gornstein & Co. LLP.   Proxies solicited by management
will be so voted unless stockholders specify otherwise.


        STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tables list the Company's stockholders who, to the best of the Company's knowledge, own of record or, to the Company's knowledge, beneficially, more than 5% of the Company's outstanding Common Stock; the total number of shares of the Company's Common Stock beneficially owned by each Director; and the total number of shares of the Company's Common Stock beneficially owned by the Directors and
elected officers of the Company, as a group.   The following does not
reflect the 23,861,000 Common Shares to be issued to owners of the Acquired Company upon completion of the proposed acquisition. Currently, none of the nominees to the Board of Directors own any securities of the Company,

              Shareholdings at Date of
                   This Proxy

                                                               Percentage of
                                Number & Class(1)              Outstanding
Name and Address                  of Shares                   Common Shares
Carmine Catizone              Common   1,308,000 (direct)          31.26%
10 1/2 Walker Avenue                      80,600(2) (indirect)      1.93%
Morristown, NJ 07960

Daniel T. Generelli           Common      80,000                    1.91%
24 Kansas Street
Hackensack, NJ 07601

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All Directors & Officers               1,468,600                   35.10%
as a group (2 persons)

Pat Catizone                  Common     690,000 (direct)          19.74%
266 Cedar Street              Common     200,000(3)(indirect)       5.72%
Cedar Grove, NJ 07009

Ram Venture Holdings Corp.    Common     630,000                   15.06%
3040 E. Commercial Blvd.
Fort Lauderdale, FL 33308

Cede & Co.                    Common     487,500                   11.65%
P.O. Box 20
Bowling Green Station
New York, NY 10274

(1)Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise.
Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable unity property laws.

(2)Carmine Catizone and Phyllis Catizone are husband and wife and are deemed to be the beneficial owners of each other's shares and custodial shares.

(3)Pat Catizone and Barbara Catizone are husband and wife and are deemed to be the beneficial owners of each other's shares.


To date, the Company has not entered into employment agreements nor are
any contemplated.   Mr. Generelli and Mr. Catizone were paid
approximately $30,000 per year.   Although he is still an officer and
director of the Company, Mr. Generelli is no longer a full time
employee of the Company as of February 2001.    Until March 2001, all
of Mr. Catizone's $30,000 salary had been accrued.

                                   Annual Compensation                    Awards               Payouts
                              ---------------------------        ----------------------      ----------
                                                    Other        Restricted  Securities
                                                    Annual          Stock    Underlying         LTIP       All Other
Name and Position     Year  Salary($)  Bonus($) Compensation($)  Awards(#)  Options/SARs(#)  Payouts($)
Compensation($)
Carmine Catizone      2003    30,000     ----         ----           ----        ----            ----        ----
 Chairman and         2002    30,000     ----         ----           ----        ----            ----      136,500
   President          2001    30,000     ----         ----           ----        ----            ----        ----

Daniel Generelli      2003     2,170     ----         ----           ----        ----            ----        ----
 Secretary/Treasuer/  2002     2,350     ----         ----           ----        ----            ----        ----
 Director             2001    26,936     ----         ----           ----        ----            ----        ----

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On December 4, 2001, the Board of Directors granted 500,000 stock options to Carmine Catizone, President. The options were exercisable at $.12 per common share for a period of one year
and granted for the consideration of $10.   Market price at
time of grant was $.39.

Board of Directors Compensation.   Members of the Board of Directors
may receive an amount yet to be determined annually for their participation and will be required to attend a minimum of four meetings
per fiscal year.   To date, the Company has paid $0.00 in directors'
expenses.

There is no plan or arrangement with respect to compensation received or that may be received by the executive officers in the event of termination of employment or in the event of a change in responsibilities following a change in control.


                  CERTAIN TRANSACTIONS OF THE COMPANY

On January 31, 2002, the Company exchanged 500,000 common shares valued at $200,000 ($0.40 cents per share) for 2,000,000 shares of a corporate stockholder's common stock valued at $200,000 ($0.10 per share). This corporate stockholder was one of the consultants who received options. At the conclusion of the transaction, the corporate shareholder owned 18% of the Company's issued and outstanding shares.


                 VOTING AND SOLICITATION OF PROXIES

Stockholders represented by properly executed proxies received by the Company prior to or at the Meeting and not duly revoked will be voted in accordance with the instructions thereon. If proxies will be voted in instructions are indicated thereon, such proxies will be voted in favor of Items 1 through 4 inclusive. Execution of a proxy will not prevent a stockholder from attending the Meeting and revoking his proxy by voting in person (although attendance at the Meeting will not in itself revoke a proxy). Any stockholder giving a proxy may revoke it at any time before it is voted by giving to the Company's Secretary/Treasurer written notice bearing a later date than the proxy, by delivery of a later dated proxy, or by voting in person at the Meeting. Any written notice revoking a proxy should be sent to Creative Beauty Supply, Inc., 380 Totowa Road, Totowa, New Jersey, 07512

The Company's Board of Directors does not know of any other matters which will be presented for consideration at the Meeting. However, if any other matters which will be presented for consideration at the

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Meeting. However, if any other matters are properly presented for action at the Meeting, it is the intention of the person(s) named in the accompanying Form of Proxy to vote the shares represented thereby in accordance with their best judgment on such matters.

All costs relating to the solicitation of proxies made hereby will be borne by the Company. Proxies may be solicited by officers and directors of the Company personally, by mail or by telephone or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names of those of their nominees for their reasonable expenses in forwarding soliciting material to their principals.

It is important that proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to sign and date the accompanying Form of Proxy and mail it in a timely fashion so that their vote can be recorded.

                          ADDITIONAL INFORMATION

The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003, including the consolidated financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company, accompanies this Proxy Statement.

                             OTHER MATTERS

The Company is not aware of any other business to be presented at the
Annual Meeting.    If matters other than those described herein should
properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

                           SHAREHOLDER PROPOSALS

Proposals by Shareholders intended to be presented at the 2005 Annual Meeting must be received by the Company no later than November 15, 2005.



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